Exhibit 5.1

Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 goodwinlaw.com +1 617 570 1000

August 28, 2018

Brookfield Property REIT Inc.

350 N. Orleans St., Suite 300

Chicago, IL 60654

Re: Securities Being Registered under Registration Statement on Form S-8

Ladies and Gentlemen,

We have acted as counsel to you in connection with your filing of a Registration Statement on Form S-8 (as amended or supplemented, the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof relating to an aggregate of 7,243,249 shares (the “Shares”) of Class A Stock, $0.01 par value per share (“Class A Stock”), of Brookfield Property REIT Inc. (the “Company”), that may be issued pursuant to the Amended and Restated Brookfield Property REIT Inc. 2010 Equity Incentive Plan (the “Plan”).

We have reviewed such documents and made such examination of law as we have deemed appropriate to give the opinion set forth below. We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

The opinion set forth below is limited to the Delaware General Corporation Law.

For purposes of the opinion set forth below, we have assumed that no event occurs that causes the number of authorized shares of Class A Stock available for issuance by the Company to be less than the number of then unissued Shares.

Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance and delivery against payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

Brookfield Property REIT Inc.

August 28, 2018

We hereby consent to the inclusion of this opinion as Exhibit 5.1 to the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Goodwin Procter LLP

     Goodwin Procter LLP

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